EXECUTION COPY
Exhibit 10.5

INTERCREDITOR, SUBORDINATION AND STANDSTILL AGREEMENT
Intercreditor, Subordination and Standstill Agreement made as of the 28th day of March, 2018 by and between EAST BOSTON SAVINGS BANK (hereafter “Senior Lender”) with a principal place of business at 67 Prospect Street, Peabody, Massachusetts 01960 and ASC DEVENS LLC, a Delaware limited liability company (hereafter the “Junior Lender”) with a place of business at 114 East Main Street, Ayer, Massachusetts 01432.
RECITALS
WHEREAS, Jackson 64 MGI, LLC, a Delaware limited liability company (hereafter the “Borrower”) with a principal place of business at 133 Pearl Street, Boston, Massachusetts 02110, has applied to the Senior Lender for a $17,500,000 commercial real estate mortgage loan to acquire the Devens Property (the “Senior Loan”); and
WHEREAS, the Senior Loan is secured by a Mortgage and Security Agreement and an Assignment of Leases, Rents and Profits encumbering the property of the Borrower located at and known as 64 Jackson Road, Devens, Massachusetts (the “Devens Property”). Such Mortgage and Security Agreement is referred to herein as the “Senior Mortgage and Security Agreement” and such Assignment of Leases, Rents and Profits is referred to herein as the “Assignments of Leases and Rent”; and
WHEREAS, the Junior Lender has been granted a second mortgage on the Devens Property by the Borrower to secure the Borrower’s obligations to the Junior Lender set forth in a certain Subordinated Commercial Promissory Note, dated as of the date hereof, in the original principal amount of $6,000,000.00, as provided for pursuant to a Purchase and Sale Agreement by and between the Borrower and the Junior Lender dated as of February 1, 2018, (the “Junior Loan”), secured by a Subordinated Second Mortgage (“Junior Mortgage”) and a Subordinated Second Assignment of Leases and Rents (“Junior Assignment”) encumbering the Devens Property, and the Borrower has requested that the Junior Loan, Junior Mortgage and Junior Assignment be permitted by the Senior Lender as set forth in this agreement; and
WHEREAS, Senior Lender has agreed to approve the Borrower’s request provided that the Senior Loan secures a continued first priority position with respect to the Devens Property and provided that the Senior Lender has reached agreement with the Junior Lender with respect to the respective rights, entitlements and priorities between the Senior Lender and Junior Lender; and
WHEREAS, the Senior Lender will not approve the Borrower’s request and the terms proposed under the Junior Loan without these provisions.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and covenants herein made, the parties hereto agree as follows:

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1.Senior Loan Documents - The Borrower has executed, acknowledged and delivered to the Senior Lender, as the case may be, the following loan documents (the “Senior Loan Documents”) as same may be amended from time to time:

a.	Loan Agreement;

b.	Promissory Note;

c.	Mortgage and Security Agreement;

d.	Assignment of Leases, Rents and Profits;

e.	Collateral Assignment of Contracts, Licenses, Permits and Approvals;

f.	Property Carry Reserve Account Agreement;

g.	Hazardous Materials Indemnity Agreement;

h.	Nonrecourse Carve-Out Guaranty of John Matteson (the “Matteson Guaranty”);

i.	Nonrecourse Carve-Out Guaranty of Tracy Goodman (the “Goodman Guaranty”, and together with the Matteson Guaranty, the “Guaranties”);

j.	UCC-1 Financing Statements; and

k.	Other documents, certificates, affidavits, subordination agreements, assignments and/or warranties or representations executed in addition to or in connection with the Senior Loan Documents.

2.    Junior Loan Documents – The Borrower has executed and delivered to the Junior Lender the following loan documents (the “Junior Loan Documents” and collectively with the Senior Loan Documents, the “Loan Documents”) as follows:

a.	Subordinated Commercial Promissory Note;

b.	Subordinated Second Mortgage; and

c.	Subordinated Second Assignment of Leases and Rents.

3.    Approval of Junior Loan - Notwithstanding anything to the contrary contained in the Senior Loan Documents and any documents executed in conjunction therewith, the Senior Lender hereby consents to the existence of the Junior Loan.
4.    Priority of Liens ‑ Senior Lender and Junior Lender agree that at all times, whether before, after or during the pendency of any bankruptcy, reorganization or other insolvency proceeding involving Borrower, and notwithstanding the priorities which would ordinarily result from the order of the granting of any lien, or the order of filing of any financing statements or mortgages, the priorities of the liens in favor of the Senior Lender and the Junior Lender shall be as follows:

a.
In the event of any distribution of the proceeds of any collateral covered by the Senior Loan Documents or Junior Loan Documents whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of Borrower (and including without limitation, any recoveries under the Guaranties), or the application of the assets of Borrower (and including without limitation, any recoveries under the Guaranties), to the payment or liquidation

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thereof, or as a result of foreclosure of the Devens Property or the dissolution or winding up of Borrower’s business or the sale of the Devens Property or all or substantially all of Borrower’s assets (and including without limitation, any recoveries under the Guaranties), all distributions of proceeds of said collateral shall be first made to the Senior Lender until the Borrower’s obligations to the Senior Lender are paid in full, and thereafter to the Junior Lender. Each party agrees that should it receive any monies in contravention of this Agreement from the sale, liquidation, casualty or other disposition of, or as a result of its Loan Documents, in any collateral at any time during the term of this Agreement, it will (unless otherwise restricted or prohibited by law) hold the same in trust for and promptly pay over the same to the party entitled to receive such monies in accordance with the priorities of liens provided hereunder.

b.
The Junior Loan and the liens, if any, of any Junior Loan Documents shall, upon the execution hereof, be subject to and subordinate to the Senior Loan and liens of the Senior Loan Documents which shall at all times have priority over the Junior Loan and any Junior Loan Documents as to:

i.	All monies due, and to become due, pursuant to the Senior Loan;

ii.	All interest, including any default rate interest or late fees, which may become due and owing thereon with respect to the Senior Loan;

iii.	All costs, reasonable attorney’s fees and expenses incurred by the Senior Lender in connection with collection efforts as to the Senior Loan or Senior Loan Documents.

c.
The Junior Lender shall not receive, accept or demand from the Borrower any pre-payments or payments whatsoever with respect to the Junior Loan, nor shall the Junior Lender exercise any remedy for failure of Borrower to make any payment with respect to the Junior Loan, in each case until and after the obligations under the Senior Loan are paid in full. In the event that Junior Lender shall accept or receive any funds or payments in contravention of this subsection, said amounts shall be held in trust for the benefit of the Senior Lender and shall be paid over to the Senior Lender upon written demand therefore. Further, in the event the Junior Lender shall commence to exercise its remedies under the Junior Loan in contravention of this sub-section and the Junior Lender shall thereafter recover or receive any funds on account of the Junior Loan, said funds shall be paid over to the Senior Lender to the extent of its unpaid loan balance, interest or expenses with respect to the Senior Loan. Notwithstanding the aforesaid, so long as there is then no Event of Default under the Senior Loan Documents, the Borrower may pay, and the Junior Lender may receive on or about March 31, 2019 and on or about March 31, 2020, an annual principal payment of $3,000,000.00 plus interest accrued thereon under the Junior Loan Documents (without limiting the foregoing, it is expressly understood that Borrower may not make any prepayments or accelerated payments under the Junior Loan Documents). Provided further, the Junior Lender shall not receive, accept or

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demand principal or interest payments from the Borrower if there is then an Event of Default under the Senior Loan Documents about which Junior Lender has received notice (except for any default or event of default under the Junior Loan Documents for which no notice shall be required) and/or if any said payment creates or results in an Event of Default of any covenant contained in Section 5.12(b) (Minimum Debt Service Coverage), under the Senior Loan Document known as the Loan Agreement. As provided in this subsection 4(c), said payments shall immediately cease and terminate upon delivery by the Senior Lender to the Junior Lender of a Senior Default Notice. Provided, further, the Junior Lender shall not without the express written permission of the Senior Lender, exercised in its sole and exclusive discretion, exercise any remedy against Borrower under any Junior Loan Documents whether or not the Junior Lender has received a Senior Default Notice. Notwithstanding the foregoing, nothing contained herein shall prevent the Junior Lender from (i) accelerating the Junior Loan in accordance with its terms and subject to the provisions of this Agreement, or (ii) filing any proof of claim in respect of the amounts outstanding under the Junior Loan in connection with any bankruptcy or similar proceedings of the Borrower; provided that any amounts received or receivable in connection therewith in respect of the Junior Loan by the Junior Lender shall be subject to the provisions of Sections 4(a) above and this section
The Junior Lender acknowledges that it has received and reviewed with its counsel the Senior Loan Documents and fully understands the terms and obligations of the Borrower thereunder including, without limitation, the rates of interest on the Senior Loan. The Junior Lender acknowledges that a default under the Junior Loan shall be a default under the Senior Loan.
5.    Conduct of Liquidation – The Senior Lender may conduct a foreclosure or liquidation of the Devens Property or those assets of the Borrower in which it has a lien pursuant to the Senior Loan Documents subject, however, to the following:

a.
If the Senior Lender conducts a foreclosure or liquidation, the Senior Lender shall provide the Junior Lender with copies of all demands, communications, correspondence and pleadings which relate to the Senior Lender’s conduct of such foreclosure or liquidation.

b.	The proceeds of any foreclosure or liquidation shall be distributed in accordance with the priorities set forth in Section 4 above.

c.
If the Senior Lender conducts a foreclosure or liquidation it shall provide the Junior Lender with a written statement of the results of such foreclosure or liquidation and the distribution of the proceeds thereof.

d.
The parties agree that Senior Lender is the holder of a first priority lien as to all collateral covered by the Senior Loan Documents and that the Junior Lender may not conduct a foreclosure or liquidation without the prior written consent of Senior Lender or until the Senior Loan is paid in full.

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e.
The Senior Lender may, in its sole discretion, accelerate or demand payment of the Senior Loan and initiate or conduct a liquidation, foreclose upon, realize upon, or exercise any of the Senior Lender’s rights, powers and remedies with respect to the Devens Property or other collateral without the consent of the Junior Lender.

f.
The Junior Lender shall not have any right to contest any of the procedures or actions taken by Senior Lender with respect to the collateral covered by the Senior Loan Documents, including, without limitation, any price or other terms of sale or disposition of the Devens Property or collateral.

g.
The Senior Lender and Junior Lender each hereby waive any and all rights to require the other to marshal any collateral or any part thereof covered by the Loan Documents upon any foreclosure or liquidation of the Devens Property or the collateral, nor shall the Senior Lender be required to first pursue or otherwise realize upon any other collateral (unconnected to the Devens Property) and/or pursue its right under any guarantees of the Senior Loan. The Senior Lender does hereby reserve its right to pursue all remedies afforded it under the Senior Loan Documents without affecting its rights hereunder.

6.    Distribution of Insurance Proceeds – In the event insurance proceeds are realized in any asset of the Borrower in which both the Senior Lender and the Junior Lender have a lien, the proceeds thereof shall be distributed in accordance with the priorities set forth in Section 4 above. In the event of such realization of insurance proceeds during any period prior to payment in full of the Senior Lender, the Junior Lender hereby designates the Senior Lender as its attorney in fact to endorse any draft, check or other item on which the Junior Lender’s name appears. In the event that the Senior Lender or the Junior Lender receives any insurance proceeds on any assets of the Borrower, the Senior Lender or the Junior Lender, as the case may be, to hold such proceeds in trust and to distribute such proceeds as provided herein.
7.    Term ‑ This Agreement shall be irrevocable by Senior Lender or Junior Lender until all indebtedness, obligations and liabilities of Borrower to Senior Lender have been paid-in-full satisfied and all financing arrangements between Borrower and Senior Lender have been terminated.
8.    No Contest as to Liens ‑ Junior Lender admits the validity and perfection of the liens Senior Lender holds in the Devens Property and collateral and agrees that so long as this Agreement shall not have terminated Junior Lender shall not contest in any judicial, administrative or other proceeding the validity or perfection of such Senior Loan Documents or liens created thereby or the priority accorded to such liens hereunder.
9.    Additional Assurances ‑ The parties agree to execute, acknowledge and deliver to each other all other and further instruments, documents or assurances that any other party may reasonably request to give full force and effect to the provisions of this Agreement.
10.    Successors and Assigns ‑ This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. The term “Borrower” as used herein shall also refer to the successors and assigns of the Borrower, including, without

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limitation, a receiver, trustee, custodian or debtor-in-possession. The Junior Lender shall not sell, assign or transfer any of the Junior Lender’s interests in the Junior Loan unless and until the buyer, assignee or transferee thereof shall deliver a written instrument to the holders of the Senior Loan agreeing that such transferee shall be bound by all of the provisions of this Agreement and shall be deemed to be a “Junior Lender” for all purposes of this Agreement.
11.    Notices ‑ Any notice, demand and other communication under this Agreement shall be in writing and shall be deemed satisfactorily given upon delivery in hand, delivery by commercial carrier, delivery by Federal Express or other overnight courier services, or deposits in the United States mails, postage prepaid, by certified mail, return receipt requested, addressed as follows:
If the Senior Lender:
East Boston Savings Bank
67 Prospect Street
Peabody, MA 01960
Attn: Brian R. Haney, Vice President
With a copy to:
Burton Winnick, Esquire
        McCarter English, LLP
        265 Franklin Street
        Boston, Massachusetts 02110
If to Junior Lender:
ASC Devens LLC
114 East Main Street
Ayer, Massachusetts 01432
Attn: General Counsel and Corporate Secretary
With a copy to:
Todd K. Helwig, Esquire
        Mirick O’Connell
        1800 West Park Drive, Suite 400
        Westborough, MA 01581
or such other address as may have been specified by written notice delivered in the manner specified herein.
12.    Relationship of Parties - This Agreement is entered into solely for the purposes set forth above, and no party assumes any responsibility to any other party to advise the others of information known to such party regarding the financial condition of Borrower, or regarding the Devens Property or collateral, or of any other circumstances bearing upon the risk of nonpayment of the obligations of Borrower. However, both the Senior Lender and the Junior Lender shall within

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a reasonable time thereof in writing inform the other of any Event of Default occurring under its respective Loan Documents. Each party shall be responsible for managing its relationship with Borrower and no party shall be deemed the agent of any other party under this Agreement. Senior Lender may further alter, amend, extend, supplement, release, discharge, or otherwise modify any terms of the Senior Loan documents with Borrower without notice to or consent of any other party, except to the extent that any such alteration, amendment, modification or change in terms results in an increase in the outstanding obligations of the Senior Loan. Neither Senior Lender nor Junior Lender shall increase the outstanding obligations of its respective loan without the prior written consent of the other party to this Agreement.
13.    Applicable Law - This Agreement, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law, as the same may from time to time be in effect.
14.    Consent to Jurisdiction - Senior Lender and Junior Lender agree that any action or proceeding to enforce, or arising out of, this Agreement may be commenced in any court of The Commonwealth of Massachusetts or in the District Court of the United States for the District of Massachusetts, and Senior Lender and Junior Lender waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Senior Lender or Junior Lender, as the case may be, or as otherwise provided by the laws of The Commonwealth of Massachusetts or the United States.
15.    JURY TRIAL WAIVER ‑ SENIOR LENDER AND JUNIOR LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY SENIOR LENDER AND JUNIOR LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO. ALL PARTIES HERETO REPRESENT AND WARRANT THAT NO REPRESENTATIVE OR AGENT OF THE OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SENIOR LENDER OR JUNIOR LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. JUNIOR LENDER ACKNOWLEDGES THAT SENIOR LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.
16.    No Third Party Beneficiaries ‑ Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.
17.    Section Titles ‑ The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement between the parties hereto.
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IN WITNESS WHEREOF, this Intercreditor, Subordination and Standstill Agreement has been duly executed under seal as of the date first above written.
SENIOR LENDER:
EAST BOSTON SAVINGS BANK
/s/ Richard Rougies            By: /s/ Brian R. Haney
Witness                Name: Brian R. Haney
Title:     Vice President

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Essex

On this 26th day of March, 2018, before me, the undersigned notary public, personally appeared Brian Haney, the Vice President of East Boston Savings Bank, proved to me through satisfactory evidence of identification, which was personally known to me, to be the person whose name is signed above, and acknowledged to me that he signed it voluntarily for its stated purpose as Vice President of East Boston Savings Bank.

/s/ Iris Balurdi
Notary Public
My Commission Expires: January 27, 2023

JUNIOR LENDER:
ASC DEVENS LLC
/s/ John R. Samia            By:     /s/ John Kosiba
Witness                Name:      John Kosiba
Title:     Authorized Person

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Worcester

On this ____ day of March, 2018, before me, the undersigned notary public, personally appeared John Kosiba, the authorized person of ASC Devens LLC, proved to me through satisfactory evidence of identification, which was MA Driver’s license, to be the person whose name is signed above, and acknowledged to me that he signed it voluntarily for its stated purpose as the authorized person of ASC Devens LLC.

/s/ Laura B. Pellerin
Notary Public: Laura B. Pellerin
My Commission Expires: January 27, 2023

The undersigned Borrower does hereby consent to the terms and conditions of the within Agreement and agrees to be bound thereto and does hereby specifically authorize the Senior Lender and Junior Lender to exchange the financial data of Borrower herein referenced. The Borrower covenants and agrees not to make any distribution or payment to the Junior Lender in violation of the terms of this Agreement.
BORROWER:
JACKSON 64 MGI, LLC
By:        64 Jackson, LLC, its Manager

/s/ Hayley Marsh                    By:     /s/ Steven E. Goodman
Witness                        Name:     Steve E. Goodman
Title:     Manager

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Suffolk

On this 26th day of March, 2018, before me, the undersigned notary public, personally appeared Steve E. Goodman the Manager of 64 Jackson, LLC, the Manager of Jackson 64 MGI, LLC, proved to me through satisfactory evidence of identification, which was driver’s license, to be the person whose name is signed above, and acknowledged to me that he signed it voluntarily for its stated purpose, as Manager of 64 Jackson, LLC, the Manager of Jackson 64 MGI, LLC.

/s/ Hayley Marsh
Notary Public:                                        My Commission Expires: August 17, 2023

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